EXHIBIT 4.7

REGISTRATION RIGHTS AGREEMENT

by and among

LYONDELLBASELL INDUSTRIES N.V.

and

THE HOLDERS

Dated as of April 30, 2010

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of April 30, 2010 by and among LyondellBasell Industries N.V., a public limited liability company (naamloze vennootschap) formed under the laws of The Netherlands, (the “Company”), the Investors (as defined below) and any parties identified on the signature page of any joinder agreements executed and delivered pursuant to Section 13 hereof (each, including the Investors, a “Holder” and, collectively, the “Holders”). Capitalized terms used but not otherwise defined herein are defined in Section 1 hereof.

RECITALS:

Whereas pursuant to the Equity Commitment Agreement dated December 11, 2009 by and between the Company and the Investors set forth therein, as amended, the Company has agreed to offer registration rights to the Holders of the Company’s New Common Stock (as defined below) on the terms and conditions set forth herein; and

Whereas the Company proposes to issue the New Common Stock pursuant to, and upon the terms set forth in, the plan of reorganization of LyondellBasell Industries AF S.C.A. and certain of its subsidiaries and affiliates under chapter 11, title 11 of the United States Code, 11 U.S.C. §§101-1532 (the “Plan”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Holders hereby agree as follows:

1. Definitions.

“Access Investors” means the Investors identified as the Access Investors on the signature pages hereto and any of their respective Affiliates.

“Affiliate” has the meaning given to that term pursuant to Rule 144 under the Securities Act.

“Agreement” has the meaning specified in the first paragraph hereof.

“Apollo Investors” means the Investors identified as the Apollo Investors on the signature pages hereto and any of their respective Affiliates.

“Ares Investors” means the Investors identified as the Ares Investors on the signature pages hereto and any of their respective Affiliates.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 (or any successor rule then in effect) promulgated under the Securities Act.

“beneficially owned”, “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13-d (or any successor rule then in effect) promulgated under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board” means the Supervisory Board of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or The Netherlands are authorized or required by applicable law or executive order to close.

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Company” has the meaning specified in the first paragraph hereof.

“Company Demand Registration Notice” has the meaning specified in Section 2(d).

“control” has the meaning given to that term under Rule 405 under the Securities Act (and “controlled” and “controlling” shall have correlative meanings).

“Counsel to the Holders” means, with respect to any underwritten offering pursuant to a Demand Registration (including a Shelf Takedown), one law firm retained by the Holders of a majority of the Registrable Securities requested to be included in such Demand Registration (or Shelf Takedown, if applicable), together with any separate local counsel reasonably retained by such law firm.

“Demand Registration” means any registration statement made pursuant to Section 2(b).

“Demand Registration Notice” has the meaning specified in Section 2(d).

“Determination Date” has the meaning specified in Section 2(g).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Effective Date” has the meaning assigned to such term in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority or any successor regulatory authority.

“Form 10” means a registration statement on Form 10 registering the class A ordinary shares and class B ordinary shares of the Company under Section 12 of the Exchange Act.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holder” and “Holders” have the meanings given to those terms in the first paragraph hereof.

“Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Securities.

“Initial Shelf Registration Statement” has the meaning specified in Section 2(a).

“Investors” means the Access Investors, the Ares Investors and/or the Apollo Investors.

“Lock-Up Period” has the meaning specified in Section 5(a).

“Long-Form Registration” has the meaning specified in Section 2(b).

“Losses” has the meaning specified in Section 9(d).

“New Common Stock” means the class A ordinary shares of four eurocent (EUR 0.04) per share and class B ordinary shares of four eurocent (EUR 0.04) per share, of the Company, in each case, issued on and after the Effective Date and any additional ordinary shares paid, issued or distributed in respect of any such shares by way of a share dividend, share split or distribution, or in connection with a combination of shares, and any such security into which such New Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise (including the class A ordinary shares issued upon conversion of the class B ordinary shares).

“NYSE” means the New York Stock Exchange.

“Other Holders” has the meaning specified in Section 3(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Piggyback Takedown” has the meaning specified in Section 3(a).

“Plan” has the meaning specified in the Recitals.

“Prospectus” means the prospectus used in connection with a Registration Statement.

“Registrable Securities” means at any time any shares of New Common Stock (i) issued on or after the Effective Date to any Holder or (ii) held or “beneficially owned” by any Holder,

including any New Common Stock issued pursuant to the Plan or upon the conversion, exercise or exchange, as applicable, of any other securities and/or interests issued pursuant to the Plan, including shares of New Common Stock acquired in open market or other purchases after the Effective Date; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (A) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (B) the date on which such securities are disposed of pursuant to Rule 144 (or any successor rule then in effect) promulgated under the Securities Act; (C) with respect to the Registrable Securities of any Holder, any time that such Holder no longer holds or “beneficially owns” at least 1% of the outstanding New Common Stock; and (D) the date on which such securities cease to be outstanding.

“Registration Expenses” means all expenses (other than Selling Expenses) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including:

(i) Commission, FINRA and other registration and filing fees,

(ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities),

(iii) all printing, messenger and delivery expenses,

(iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from or incident to any special audits or “comfort letters” required in connection with or incident to any registration),

(v) the fees and expenses incurred in connection with the listing of the Registrable Securities on NYSE (or any other national securities exchange),

(vi) the fees and expenses incurred in connection with marketing (including any “road show”) with respect to any underwritten offerings, and

(vii) reasonable and documented fees, charges and disbursements of Counsel to the Holders, including, for the avoidance of doubt, any expenses of Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder.

“Registration Statement” means any registration statement filed with the Commission pursuant to Section 2 hereunder or in connection with a Piggyback Takedown.

“Requesting Holder” has the meaning specified in Section 2(b).

“Required Period” means: (i) with respect to the Initial Shelf Registration Statement, two years following the effective date of the Initial Shelf Registration Statement, (ii) with respect to any Shelf Registration, three years following the effective date of the Registration Statement for such Shelf Registration, and (iii) with respect to a Demand Registration that is a Long-Form Registration (other than the Initial Shelf Registration Statement), 90 days following the effective date of the Registration Statement filed in connection therewith (which 90 day period shall be extended by the number of days such Demand Registration was suspended pursuant to Section 4), or, if sooner, in each case, until all Registrable Securities have been sold under such Registration Statement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders.

“Selling Holder” means with respect to any specified Registration Statement filed pursuant to this Agreement, any Holder whose Registrable Securities are included in such Registration Statement.

“Shelf Registration” means a registration of securities pursuant to a registration statement on Form S-3 (or any successor form) or any similar short-form registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means an offering pursuant to a Shelf Registration.

“Short-Form Registration” has the meaning specified in Section 2(b)(B).

“Suspension Period” has the meaning specified in Section 4(a).

“Underwriting Agreement” means underwriting arrangements in customary form entered into pursuant to this Agreement, which shall be satisfactory to the Holders of a majority of Registrable Securities participating in the offering.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act (or any successor rule then in effect) and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

2. Demand Registrations.

(a) Initial Shelf Registration Statement. By the 30th day after the Form 10 is declared to be effective by the Commission, the Company shall file with the Commission a registration statement (the “Initial Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by the Holders to the public, from time to time, on a delayed or continuous basis (but not involving any underwritten offering); provided that if the Form 10 is declared to be effective by the Commission on a date that is more than 90 days after the Effective Date, the Company shall file the Initial Shelf Registration Statement by no later than 10 days after the Form 10 is declared to be effective by the Commission. Except as otherwise provided herein, the Company shall use its reasonable best efforts to (i) cause the Initial Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter, and (ii) keep the Initial Shelf Registration Statement continuously effective and, except as otherwise expressly permitted herein in Section 4, not to suspend use of the prospectus included therein in order to permit the prospectus included therein to be usable by the Holders until the earliest to occur of the following: (A) there are no longer any Registrable Securities, (B) until the Company has filed a Short-Form Registration or an Automatic Shelf Registration registering all of the Registrable Securities, and such registration statement has been declared effective, or (C) the expiration of the Required Period. An Initial Shelf Registration Statement filed pursuant to this Section 2(a) or the use thereof for any sale other than pursuant to an underwritten offering shall not count as the use of a Demand Registration.

(b) Requests for Demand Registration.

(A) Following the later of (x) 90 days after the Effective Date or (y) the date the Form 10 is declared to be effective by the Commission, but (i) at any time prior to the first anniversary date of the Effective Date, the Holder or Holders of a majority of Registrable Securities then outstanding and (ii) at any time on or after the first anniversary date of the Effective Date, any Holder of Registrable Securities then outstanding (in the case of clause (i) or (ii), the “Requesting Holder”) may request registration under the Securities Act of all or any portion of the Registrable Securities held by such Requesting Holder on Form S-1 or similar long-form registration statement (a “Long-Form Registration”) with respect to only the number of Demand Registrations for each Holder set forth in the table in Section 2(c) below.

(B) At any time on or after the first anniversary date of the Effective Date, a Requesting Holder may request registration under the Securities Act of all or any portion of the Registrable Securities held by such Requesting Holder on Form S-3 or any similar short form registration statement (a “Short-Form Registration”), if available, with respect to only the number of Demand Registrations for each Holder set forth in the table in Section 2(c) below.

(C) In the case of each Demand Registration made pursuant to Section 2(b)(A) and Section 2(b)(B) above, such Requesting Holder will be entitled to make such demand only if the total offering price of the Registrable Securities to be sold in such offering and together with any other securities to be sold in such offering (including piggyback shares and before deduction of underwriting discounts), is reasonably expected to exceed, in the aggregate, $100 million; or, if an underwritten offering, $75 million, if such amount is acceptable to the managing underwriter; provided that in lieu of filing a new Long-Form Registration, the Company may elect to amend or supplement the Initial Shelf Registration Statement to provide for an underwritten offering on behalf of the Requesting Holder and such amended Initial Shelf Registration Statement shall count as a Long-Form Registration so long as it satisfies all other requirements for a Long-Form Registration contained in this Agreement.

(c) Demand Registration Allocation. The number of Demand Registrations, whether they be Long-Form Registration or Short-Form Registration, for each Holder shall be as follows:

Holder	Number of Demand Registrations
Access Investors	5
Apollo Investors	10
Ares Investors	5

provided that notwithstanding the foregoing, to the extent a Requesting Holder beneficially owns at least 10% of the New Common Stock then outstanding, such Requesting Holder may request an unlimited number of Demand Registrations.

(d) Demand Registration Notices. All requests for Demand Registrations shall be made by giving written notice to the Company (the “Demand Registration Notice”). Each Demand Registration Notice shall specify the approximate number of Registrable Securities to be sold in the Demand Registration and the expected price range (net of underwriting discounts and commissions) of such Demand Registration. Within five days after receipt of any Demand Registration Notice, the Company shall give written notice of such requested Demand Registration to all other Holders of Registrable Securities (the “Company Demand Registration Notice”) and, subject to the provisions of 2(h) below, shall include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after sending the Company Demand Registration Notice. Holders who participate in such Demand Registration pursuant to this Section 2(d) shall not be deemed to have requested a Long-Form Registration.

(e) Effective Demand Registrations. A registration shall not count as one of the permitted Demand Registrations until both (i) it has become effective and (ii) such effective registration includes at least 80% of the Registrable Securities requested to be included by the Requesting Holder; provided that a Demand Registration which is withdrawn at the sole request of the Requesting Holder who demanded such Demand Registration will count as a Demand Registration of such Requesting Holder unless the Company is reimbursed by such holder of all reasonable out-of-pocket expenses incurred by the Company in connection with such registration.

(f) Short-Form Registrations. Demand Registrations and the Initial Shelf Registration Statement shall be Short-Form Registrations whenever the Company is permitted to use any applicable short-form registration statement. Promptly after the Company has become eligible to use a Shelf Registration that is a Short-Form Registration, the Company shall use its reasonable best efforts to make any already effective Initial Shelf Registration Statement or Long-Form Registration converted into a Short-Form Registration; provided that such conversion shall not count as the use of a Demand Registration.

(g) Automatic Shelf Registration. Further, upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Holders as promptly as practicable but in no event later than ten days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than 20 days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities or until the earlier expiration of the Required Period. The Company shall give written notice of filing such Automatic Shelf Registration Statement to all of the Holders as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), within 10 days after such Determination Date, the Company shall (A) give written notice thereof to all of the Holders and (B) file a Registration Statement on an appropriate form (or a post effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities, and use commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities. For the avoidance of doubt, (i) the Company shall only be obligated pursuant to this Agreement to maintain the effectiveness of one Shelf Registration at any given time so long as such Shelf Registration satisfies all the requirements for Demand Registrations under this Agreement and (ii) an Automatic Shelf Registration Statement filed pursuant to this Section 2(g) or the use thereof for any sale other than pursuant to an underwritten offering shall not count as the use of a Demand Registration.

(h) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities requested to be included in the Demand Registration except as set forth in the next sentence. If the Demand Registration is an underwritten offering and the managing underwriters for such Demand Registration advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Demand Registration exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in the Demand Registration, the Company shall include in such Demand Registration the number of Registrable Securities which can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Demand Registration, which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders of such Registrable Securities on the basis of the total number of Registrable Securities owned by each such Holder, and (ii) second, other securities requested to be included in such Demand Registration to the extent permitted hereunder.

(i) Restrictions on Demand Registrations. The Company shall not be obligated to effect (i) any Long-Form Registration within 180 days or (ii) any Short-Form Registration within 120 days, in each case, after the effective date of a previous Demand Registration or a previous registration statement in which the Holders of Registrable Securities were given piggyback rights pursuant to Section 3 of this Agreement and in which such Holders were able to register at least 80% of the number of Registrable Securities requested to be included therein. In addition, the Company shall not be obligated to effect any Demand Registration during the period starting with the date that is 60 days prior to the Board’s good faith estimate of the date of filing of, and ending on the date that is 90 days after the effective date of, a Company-initiated registration statement, provided that the Company is actively employing in good faith all reasonable best efforts to cause such registration statement to become effective, and provided further that, notwithstanding anything in the foregoing to the contrary, the aggregate number of days that any one or more Demand Registrations are suspended or delayed by operation of this Section 2(i) shall not exceed 90 days in any 12-month period. In the event of any such suspension or delay, the Holder of Registrable Securities initially requesting a Demand Registration that is suspended by operation of this Section 2(i) shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder, and, notwithstanding the proviso in Section 2(e), the Company shall pay all Registration Expenses in connection with such registration.

(j) Selection of Underwriters. The Requesting Holders of such Demand Registration which is an underwritten offering shall have the right to select the lead investment banker and manager to administer the offering, subject to the Company’s approval, which shall not be unreasonably withheld, conditioned or delayed. The Holders of a majority of the Registrable Securities to be included in a Demand Registration which is an underwritten offering shall have the right to select the other investment banker(s) and manager(s) (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed.

3. Piggyback Takedowns.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities, or proposes to offer any of its New Common Stock pursuant to a registration statement under the Securities Act (other than pursuant to a Demand Registration (including pursuant to Section 2(d)) or a registration statement on Form S-4 or Form S-8 or any successor forms) (a “Piggyback Takedown”), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an offering under a Shelf Registration, such notice shall be given not less than five Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an offering under a registration statement that is not a Shelf Registration, such notice shall be given not less than 20 days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Section 3(b) and Section 3(c) below, include in such Piggyback Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days (in the case of a Piggyback Takedown that is an offering under a Shelf Registration, within three Business Days) after sending the Company’s notice. Notwithstanding anything to the contrary contained herein, (i) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown; and (ii) any Holder of Registrable Securities may withdraw its request for inclusion of Registrable Shares in a Piggyback Takedown by giving written notice to the Company of its intention to withdraw from that Piggyback Takedown; provided, however, that the withdrawal shall be irrevocable and after making the withdrawal, a Holder shall no longer have any right to include its Registrable Securities in that Piggyback Takedown. No registration of Registrable Securities under this Section 3 will relieve the Company of its obligation to effect any registration request pursuant to Section 2 and the Company shall pay all Registration Expenses in connection with any registration under Section 3.

(b) Priority on Primary Piggyback Takedowns. If a Piggyback Takedown is an underwritten primary registration on behalf of the Company, and the managing underwriters for a Piggyback Takedown advise the Company in writing that in their opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such Piggyback Takedown (pro rata among the Holders of such Registrable Securities on the basis of the total number of Registrable Securities owned by each such Holder), and (iii) third, other securities requested to be included in such Piggyback Takedown.

(c) Priority on Secondary Piggyback Takedowns. If a Piggyback Takedown is an underwritten secondary registration on behalf of holders of the Company’s securities that are not Registrable Securities (“Other Holders”), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders, the Company shall include in such registration the number which can be so sold in the following order of priority: (i) first, the securities requested to be included therein by the Other Holders and the Registrable Securities requested to be included in such registration (pro rata among the Other Holders and the Holders on the basis of the number of such securities requested to be included therein by the Other Holders and the total number of Registrable Securities owned by the Holders who have requested to be included therein) and (ii) second, other securities requested to be included in such registration, if any.

(d) Selection of Underwriters. If any Piggyback Takedown is a primary registration of an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) for the offering. If any Piggyback Takedown is an underwritten secondary registration, the selection of the investment banker(s) and manager(s) shall be made in the manner agreed among a majority of such Holders initiating the registration or otherwise causing such registration to occur, subject to the Company’s approval.

(e) Exclusion of Securities. If the Piggyback Takedown is to be a registration in connection with an underwritten offering on behalf of the Company, and the managing underwriter for such offering advises the Company in writing that, in such firm’s opinion, such offering would be materially and adversely affected by the inclusion therein of Registrable Securities requested to be included therein because such Registrable Securities are not of the same type, class or series as the securities to be offered and sold in such offering on behalf of the Company, the Company may exclude all such Registrable Securities from such offering provided that the Holder is permitted to substitute for the Registrable Securities so excluded an equal number of Registrable Securities of the same type, class or series as those being registered by the Company, if and to the extent such Holder owns Registrable Securities of such type, class or series or can acquire Registrable Securities of such type, class or series upon exercise or conversion of other Registrable Securities.

(f) Right to Terminate. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 7 hereof.

4. Suspension Period.

(a) Suspension Period. Notwithstanding any provision of this Agreement to the contrary, if the Board determines in good faith that the registration and distribution of Registrable Securities (i) would reasonably be expected to materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger or corporate reorganization, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries, or (ii) would require disclosure of material non-public information, the disclosure of which would reasonably be expected to materially and adversely affect the Company, the Company shall be entitled to suspend, for a reasonable period of time (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference. The Company shall use its good faith efforts to amend the Registration Statement and/or Prospectus to correct such untrue statement or omission as soon as reasonably practicable unless the Board determines in good faith that such amendment would have the effect described in subsection (i) or (ii) above. The Company promptly will give written notice of any such Suspension Period to each Holder that has securities registered on a Registration Statement filed hereunder.

(b) Limitations on Suspension Periods. Notwithstanding anything contained in this Section 4 to the contrary, the Company shall not be entitled to more than three Suspension Periods in any 12-month period, and in no event shall the number of days included in all Suspension Periods during any consecutive 12-month period exceed 90 in the aggregate.

5. Holdback Agreements.

(a) Holders of Registrable Securities. In connection with underwritten public offering of equity securities, or any securities convertible into or exchangeable or exercisable for such securities, by the Company for its own account or on behalf of any Holder or Other Holders (including pursuant to any Shelf Takedown), no Holder who “beneficially owns” five percent (5%) or more of the outstanding shares of New Common Stock shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without prior written consent from the underwriters managing the underwritten public equity offering by the Company during a period beginning up to seven days prior to and ending up to 90 days from and including the date of pricing as reasonably requested by the underwriters managing the underwritten public equity offering (including pursuant to any Shelf Takedown) (the “Lock-Up

Period”); provided that (i) the foregoing shall not apply to any shares of New Common Stock that are being issued pursuant to the underwritten public equity offering, (ii) such Lock-Up Period shall be no longer than the lock-up period applicable on substantially similar terms to the Company and the executive officers and directors of the Company and (iii) such Lock-Up Period shall not commence unless the Company notifies the Holders in writing prior to the commencement of the Lock-Up Period; provided, further, that nothing herein will prevent any Holder that is a partnership or corporation from (1) making a distribution of Registrable Securities to the partners or stockholders thereof or a transfer to an Affiliate that is otherwise in compliance with the applicable securities laws, or (2) consummating a private placement of Registrable Securities, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 5(a). Each Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any underwritten public offering of equity securities shall be third party beneficiaries of this Section 5(a). The provisions of this Section 5(a) will no longer apply to a Holder if (a) such Holder ceases to hold any Registrable Securities or (b) such Holder beneficially owns less than five percent (5%) of the outstanding shares of New Common Stock.

(b) The Company. In connection with any underwritten public equity offering (including pursuant to any Demand Registration, Piggyback Takedown or Shelf Takedown), the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), during a period beginning up to seven days prior to and ending up to 90 days from and including the date of pricing of such underwritten public equity offering as reasonably requested by the underwriters managing the underwritten public equity offering; provided that the foregoing shall not apply to any securities that are being issued pursuant to the underwritten public equity offering; provided, further, that nothing herein will prevent the Company from (1) issuing securities upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on such date, or (2) granting securities pursuant to employee benefit plans in effect on such date.

6. Company Undertakings.

Whenever Registrable Securities are registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable:

(a) prepare and file with the Commission a Registration Statement with regard to such Registrable Securities as soon as practicable (but in the case of a Demand Registration, not later than 30 days (45 days if the applicable registration form is other than Form S-3) of its receipt of a Demand Registration Notice) and use its best efforts to cause such Registration Statement to become effective;

(b) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Holders whose securities are covered by the Registration Statement no less than three Business Days prior to filing copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by such Holders, which documents shall be subject to the review and comment of the Counsel to such Holders;

(c) notify each Holder of Registrable Securities of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than the applicable Required Period and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(d) furnish to each Selling Holder, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such Selling Holder or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(e) use its commercially reasonable efforts (i) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests, (ii) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (iii) to do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(f) notify each Selling Holder, the Counsel to the Holders and the managing underwriters (i) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of any such Selling Holder and subject to Section 4(a) hereof, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing

Prospectus, furnish a reasonable number of copies of such supplement or amendment to each Selling Holder, Counsel to the Holders and the managing underwriters and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the Commission or any requests by the Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (ii) when each Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post effective amendment thereto has become effective.

(g) use its commercially reasonable efforts to cause all such Registrable Securities (i) if the New Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included, (ii) if the New Common Stock is not then listed on a securities exchange or included for quotation in a recognized trading market, to, as promptly as practicable (subject to the limitations set forth in the Plan), be listed on NYSE or another national securities exchange, and (iii) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;

(h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(i) enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Holders of a majority of the Registrable Securities included in such Shelf Takedown or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any; provided, that (i) the Company shall have no obligation to participate in “road shows” in connection with any underwritten offering (including pursuant to a Shelf Takedown) in which the total offering price of the Registrable Securities to be sold therein is less than $200 million, and (ii) the Company shall have no obligation to participate in more than three “road shows” pursuant to Demand Registrations under Section 2(b) during any consecutive 12-month period (subject to compliance with Section 2(i));

(j) for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for a Shelf Takedown, as applicable, pursuant to this Agreement, make available for inspection and copying by any Holder of Registrable Securities, Counsel to the Holders, any underwriter participating in any disposition pursuant to such Registration Statement or Shelf Takedown, as applicable, and any other attorney, accountant or other agent retained by any such Holder or underwriter, all reasonably requested financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all reasonably requested information and participate in any due diligence sessions reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement or Shelf Takedown, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company and the applicable underwriter (which shall contain customary exceptions thereto);

(k) permit any Holder of Registrable Securities that beneficially owns at least 5% of the New Common Stock then outstanding, Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by such Holder of Registrable Securities or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable;

(l) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any New Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (ii) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(m) in connection with any Shelf Takedown, obtain and furnish to the underwriters (if any) and each such Holder of Registrable Securities including Registrable Securities in such Shelf Takedown a signed counterpart of (i) a cold comfort letter from the Company’s independent public accountants and any other accountants responsible for the audit or review of any financial statements included in the Registration Statement, and a bring-down thereof, and (ii) a legal opinion and disclosure letter of counsel to the Company addressed to the relevant underwriters and/or such Holders of Registrable Securities, in each case delivered at the customary times and in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or Holders of a majority of the Registrable Securities included in such Shelf Takedown reasonably request;

(n) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of”

(as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of a majority of the Holders of the Registrable Securities that are being sold pursuant to such Free Writing Prospectus, which Free Writing Prospectuses or other materials shall be subject to the review of Counsel to the Holders; provided, however, the Company shall not be responsible or liable for any breach by a Holder that has not obtained the prior written consent of the Company pursuant to Section 15(p);

(o) to the extent not already in existence, provide a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(p) promptly notify in writing the Holders, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold, (i) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post effective amendment has been filed, and, with respect to any such Registration Statement or any post effective amendment, when the same has become effective and (ii) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(q) (i) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (ii) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) comply with the applicable provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented, and make available to its security holders, as soon as reasonably practicable, earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; and (iv) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the Commission or any Federal or state governmental authority;

(r) cooperate with each Holder of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA;

(s) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(t) if requested by any participating Holder of Registrable Securities or the managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Holder or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(u) in the case of certificated Registrable Securities, cooperate with the participating Holders of Registrable Securities and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each participating Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters may reasonably request at least two Business Days prior to any sale of Registrable Securities; and

(v) use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

7. Registration Expenses.

All Registration Expenses shall be borne by the Company. For the avoidance of doubt, subject to the proviso in Section 2(e) of this Agreement, all Registration Expenses in connection with any registration initiated as a Demand Registration shall be borne by the Company regardless of whether or not such registration has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations pursuant to Section 2(e) of this Agreement. All Selling Expenses relating to Registrable Securities registered shall be borne by the selling Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold. Notwithstanding anything to the contrary herein, if the Company shall not register any securities with respect to which it had given written notice to Holders of its intention to register, all out-of-pocket expenses incurred by such requesting Holders in connection with such registration (other than the fees, disbursements and other charges of counsel other than the Counsel to the Holders) shall be deemed to be Registration Expenses.

8. Intentionally Omitted.

9. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, the Affiliates, directors, officers, employees, members, managers and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and expenses to which they or any of them may become subject insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable to a Holder to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Holder furnished to the Company by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Indemnification by the Holders. Each Holder severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages or liabilities to which they or any of them may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Holder Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 9(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement or Prospectus relates; provided, further, that a Holder shall not be liable in any case to the extent that prior to the filing of any such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, each Holder has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 9(a) or Section 9(b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 9(a) or Section 9(b) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights set forth in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if:

(A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or potential conflict of interest;

(B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party;

(C) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or

(D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. An indemnifying party shall not be liable under this Section 9 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (x) includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a full and final release from all liability in respect to such claim or litigation and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

(d) Contribution.

(i) In the event that the indemnity provided in Section 9(a) or Section 9(b) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same) (collectively, “Losses”) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and by the indemnified party on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the parties as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii) The parties agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Holders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim.

(iii) Notwithstanding the provisions of this Section 9(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv) For purposes of this Section 9, each Person who controls any Holder of Registrable Securities, agent or underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any such Holder, agent or underwriter shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 9(d).

(e) The provisions of this Section 9 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder of Registrable Securities or the Company or any of the officers, directors or controlling Persons referred to in this Section 9 hereof, and will survive the transfer of Registrable Securities.

(f) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any Selling Holder shall be limited in amount to the net amount of proceeds received by such Selling Holder from the sale of such Registrable Securities pursuant to such Registration Statement.

10. Participation in Underwritten Offering/Sale of Registrable Securities.

(a) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any Underwriting Agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (A) such Holder’s ownership of its Registrable Securities to be sold or transferred, (B) such Holder’s power and authority to effect such transfer and (C) such matters pertaining to compliance with securities laws as may be reasonably requested, but excluding representations and warranties as to the content of the Registration Statement, any Prospectus, Free-Writing Prospectus or any other documents included in the Disclosure Package) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 9(b) hereof, or to the underwriters with respect thereto, except to the extent of the indemnification being given to the Company and its controlling persons in Section 9(b) hereof.

(b) Any Holder of Registrable Securities included in any underwritten registration shall be a party to the Underwriting Agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such Underwriting Agreement be conditions precedent to the obligations of the Holder. Any liability of a Holder thereunder to any underwriter or other person under such Underwriting Agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

(c) Each Selling Holder agrees that, upon receipt of any notice contemplated in Section 4(a), such Selling Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the applicable Registration Statement.

11. Rule 144 and Rule 144A; Other Exemptions.

With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company covenants that, commencing 30 days following the Effective Date, it will (a) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, (b) make and keep public information available (as those terms are understood and defined in Rule 144 (or any successor rule)), (c) make available information necessary to comply with Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (d) take such further action as such Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time, (ii) Regulation S promulgated under the Securities Act, as may be amended from time to time, or (iii) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

12. Private Placement

Except for Section 5(a), the Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act. To the extent requested by a Holder, the Company shall take all reasonable steps necessary to assist and cooperate with such Holder to facilitate such sale or transfer, including providing due diligence access to potential purchasers, and entering into a private placement agreement containing customary representations and warranties, indemnifications, opinions and other typical closing conditions.

13. Transfer of Registration Rights.

The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment or other conveyance of Registrable Securities (a) in a share amount equal to at least 1% of the New Common Stock then outstanding to any transferee or assignee and (ii) in any share amount to any transferee or assignee that is an Affiliate of such Holder; provided, however, that the right to effect any Demand Registration pursuant to Section 2(b) may be transferred, assigned or otherwise conveyed by a Holder only if such Holder transfers, assigns or otherwise conveys Registrable

Securities in a share amount equal to at least 5% of the New Common Stock then outstanding to a single transferee or assignee (it being understood that one Demand Registration right will be transferred, assigned or otherwise conveyed in connection with each transfer, assignment or conveyance of that number of Registrable Securities equivalent to 5% of the New Common Stock then outstanding to a single transferee or assignee). All of the following additional conditions must be satisfied with respect to any transfer, assignment or conveyance of rights hereunder: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by executing a joinder agreement hereto; (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee, the Registrable Securities with respect to which such rights are being transferred or assigned and the total number of Registrable Securities and other equity securities of the Company beneficially owned by such transferee or assignee after such transfer or assignment.

14. Amendment, Modification and Waivers; Further Assurances.

(a) Amendment. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the prior written consent of each of the Investors that holds any Registrable Securities.

(b) Changes in New Common Stock. If, and as often as, there are any changes in the New Common Stock by way of share split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed and the Company shall make appropriate provision in connection with any merger, consolidation, reorganization or recapitalization that any successor to the Company (or resulting parent thereof) shall agree, as a condition to the consummation of any such transaction, to expressly assume the Company’s obligations hereunder.

(c) Effect of Waiver. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(d) Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

15. Miscellaneous.

(a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and the Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.

(b) Other Registration Rights.

(i) Except as expressly contemplated by the Plan, the Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any equity securities of the Company.

(ii) From and after the date hereof until the Holders shall no longer hold any Registrable Securities, the Company shall not, without the prior written consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any equity securities of the Company giving such holder or prospective holder demand or incidental registration rights containing cut-back provisions that are by their terms not subordinate to the registration rights granted in this Agreement.

(c) Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach or threatened breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement. The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise. Except as expressly provided herein, nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which such party may be entitled.

(d) Successors and Assigns. All covenants, agreements, representations, warranties and conditions in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of and are enforceable by the respective successors and assigns of the parties hereto (including any trustee in bankruptcy) whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of each of the Holders of Registrable Securities, and any such purported assignment by the Company without prior written consent of the Holders will be null and void and not binding. Nothing in this Agreement, express or implied, confers or is intended to confer on any Person other than the parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, this Section 15(d) shall be subject to the provisions of Section 13.

(e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable due to applicable law or public policy, such provision shall be ineffective only to the extent of such invalidity, illegality or unforceability, without invalidating the remainder of this Agreement. Upon such determination that any provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

(f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which will be deemed an original and will need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(g) Descriptive Headings; Interpretation; No Strict Construction.

(i) The descriptive headings of this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(ii) Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. References to a Person are also to its permitted successors and assigns (including any trustee in bankruptcy).

(iii) When a reference in this Agreement is made to an Article, Section, Exhibit, Annex or Schedule, such reference is to an Article or Section of, or Exhibit, Annex or Schedule to, this Agreement unless otherwise indicated. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

(iv) The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”. The word “or” is used in the inclusive sense of “and/or” unless the context requires otherwise.

(v) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(h) Governing Law. This Agreement and the exhibits and schedules hereto and all claims and causes of action arising hereunder or relating hereto shall be governed by, and construed in accordance with, the laws of the State of New York.

(i) Submission to Jurisdiction. The Holders hereby (i) irrevocably and unconditionally submit to the exclusive jurisdiction of, and venue in, the United States Court for the Southern District of New York over any action or proceeding (whether based on contract, tort or otherwise) between or among any of the parties seeking to enforce any provision of, or arising out of or relating to, this Agreement or the transactions contemplated hereby, (ii) agree that the Holders will not bring any such action or proceeding other than in the aforesaid court and will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court and (iii) irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection based on forum non conveniens. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, service of process on such party as provided in Section 15(j) shall be deemed effective service of process on such party.

(j) Notices. All notices, demands or other communications provided for and permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been given: (i) when delivered personally to the recipient, (ii) if telecopied or sent by facsimile to the recipient, upon confirmation by the transmitting equipment of successful transmission, except that if such confirmation occurs after 5:00 p.m. (in the recipient’s time zone) on a Business Day, or occurs on a day that is not a Business Day, then such notice, request or communication will not be deemed effective or given until the next succeeding Business Day, (iii) if sent for delivery by United States Express Mail or a reputable overnight courier service (charges prepaid), on the date of delivery as confirmed by written confirmation of delivery or (iv) if sent by certified or registered mail (postage prepaid, return receipt requested), on the fifth Business Day after being deposited in the United States mail. Notices, requests and other communications sent in any other manner, including electronic mail, will not be effective. Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any Holder of Registrable Securities at the address set forth on the signature page hereto (with copies sent at the address set forth below), or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. The Company’s address is:

LyondellBasell Industries N.V.

Weena 737

3013AM Rotterdam

The Netherlands

Attention: Frits Bos

Facsimile: 011-31-10-713-62-59

with copies to:

LyondellBasell Industries

1221 McKinney Street

Houston, TX 77010

Attention: Craig B. Glidden

Facsimile: (713) 309-7312

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Attention: Louis J. Bevilacqua

         George A. Davis

Facsimile: (212) 504-6666

Copies of notices to the Holders shall be sent to:

Milbank Tweed Hadley McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Attention: Matthew S. Barr

         Paul E. Denaro

Facsimile: (212) 530-5219

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention: Adam Weinstein

         Rosa A. Testani

Facsimile: (212) 872-1002

Proskauer Rose LLP

2049 Century Park East, 32nd Floor

Los Angeles, CA 90067

Attention: Monica J. Shilling

Facsimile: (310) 557-2193

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention: Jay Goffman

Facsimile: (917) 777-2120

If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the immediately following Business Day.

(k) Delivery by Facsimile and Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by electronic mail in “portable document format” (“.pdf”) or by a combination of such means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(l) Waiver of Jury Trial. Each of the parties to this Agreement hereby unconditionally agrees to waive, to the fullest extent permitted by applicable law, its respective rights to a jury trial of any claim or cause of action (whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement or the transactions contemplated hereby. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto: (i) acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings, (ii) acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not in the event of any action or proceeding, seek to enforce the foregoing waiver and (iii) warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 15(l) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(m) Arm’s Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

(n) Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

(o) Entire Agreement. This Agreement, together with Schedule I attached hereto, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(p) FWP Consent. No Holder shall use a Holder Free Writing Prospectus without the prior written consent of the Company, which consent shall not be unreasonably withheld.

(q) Termination. The obligations of the Company and of any Holder, other than those obligations contained in Section 9, shall terminate with respect to the Company and such Holder as soon as such Holder no longer holds any Registrable Securities.

*        *        *         *        *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

LyondellBasell Industries N.V.

By:	/s/ Gerald A. O’Brien, Attorney-in-Fact
	Name:	Gerald A. O’Brien
	Title:	Attorney-in-Fact

(Signature Page for Registration Rights Agreement)

Access Investors:

AI INTERNATIONAL CHEMICALS S.À R.L.,

By:	/s/ Alejandro Moreno
	Name:	Alejandro Moreno
	Title:	Class A Manager

By:	/s/ C Néré
	Name:	Corinne Néré
	Title:	Class B Manager

Address:
730 Fifth Avenue
New York, NY 10023
Facsimile: (212) 977-8112

(Signature Page for Registration Rights Agreement)

Ares Investors:

ARES CORPORATE OPPORTUNITIES FUND III, L.P., on behalf of itself and one or more funds under the management of Ares Management LLC

By: ACOF Operating Manager III, LLC, its manager

By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Authorized Signatory

Address:
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Facsimile: (310) 201-4170

(Signature Page for Registration Rights Agreement)

Apollo Investors:

LEVERAGESOURCE III S.À R.L.

By:	/s/ Wendy Dulman
	Name:	Wendy Dulman
	Title:	Class A Manager

By:	/s/ F. Cannizzaro di Belmontino
	Name:	F. Cannizzaro di Belmontino
	Title:	Class B Manager

Address:
15 rue Edward Steichen
L-2540 Luxembourg, Grand Duchy of Luxembourg

(Signature Page for Registration Rights Agreement)

ACLF / LYONDELL S.À R.L.

By:	/s/ Joseph Glatt
	Name:	Joseph Glatt
	Title:	Class A Manager

By:	/s/ F. Cannizzaro di Belmontino
	Name:	F. Cannizzaro di Belmontino
	Title:	Class B Manager

Address:
15 rue Edward Steíchen
L-2540 Luxembourg, Grand Duchy of Luxembourg

(Signature Page for Registration Rights Agreement)

ACLF CO-INVEST / LYONDELL S.À R.L.

By:	/s/ Joseph Glatt
	Name:	Joseph Glatt
	Title:	Class A Manager

By:	/s/ F. Cannizzaro di Belmontino
	Name:	F. Cannizzaro di Belmontino
	Title:	Class B Manager

Address:
15 rue Edward Steíchen
L-2540 Luxembourg, Grand Duchy of Luxembourg

(Signature Page for Registration Rights Agreement)

AIE EUROLUX S.À R.L.

By:	/s/ Wendy Dulman
	Name:	Wendy Dulman
	Title:	Class A Manager

By:	/s/ F. Cannizzaro di Belmontino
	Name:	F. Cannizzaro di Belmontino
	Title:	Class B Manager

Address:
7 Val Ste Croix
L-1371 Luxembourg, Grand Duchy of Luxembourg

(Signature Page for Registration Rights Agreement)

LEVERAGESOURCE XI S.À R.L.

By:	/s/ Wendy Dulman
	Name:	Wendy Dulman
	Title:	Class A Manager

By:	/s/ F. Cannizzaro di Belmontino
	Name:	F. Cannizzaro di Belmontino
	Title:	Class B Manager

Address:
15 rue Edward Steíchen
L-2540 Luxembourg, Grand Duchy of Luxembourg

(Signature Page for Registration Rights Agreement)

LEVERAGESOURCE HOLDINGS SERIES III S.À R.L.

By:	/s/ Wendy Dulman
	Name:	Wendy Dulman
	Title:	Class A Manager

By:	/s/ F. Cannizzaro di Belmontino
	Name:	F. Cannizzaro di Belmontino
	Title:	Class B Manager

Address:
15 rue Edward Steíchen
L-2540 Luxembourg, Grand Duchy of Luxembourg

(Signature Page for Registration Rights Agreement)